                                                                   EXHIBIT 11

                             CAM DATA SYSTEMS, INC.

                       COMPUTATION OF NET INCOME PER SHARE
                                   (UNAUDITED)

PRIMARY NET INCOME PER SHARE


                                                                  THREE MONTHS ENDED
                                                             ----------------------------
                                                               JUNE 30          JUNE 30
                                                                 1997             1996
                                                             ----------        ----------
 Net income applicable to common and common
   equivalent shares                                         $    9,500        $  287,800
                                                             ----------        ----------
 Average number of common shares outstanding
   during the period                                          1,993,700         1,942,400
 Net shares assumed issued using treasury stock
   method for stock options outstanding during
   the period                                                   131,500           223,500
                                                             ----------        ----------
 Common and common equivalent shares                          2,125,200         2,165,900
                                                             ----------        ----------

 Net income per share                                        $       --        $      .13
                                                             ==========        ==========


FULLY DILUTED NET INCOME PER SHARE

                                                                THREE MONTHS ENDED
                                                             --------------------------
                                                              JUNE 30          JUNE 30
                                                                1997             1996
                                                             ----------      ----------
 Net income applicable to common and common
   equivalent shares                                         $    9,500      $  287,800
                                                             ----------      ----------
 Average number of common shares outstanding
   during the period                                          1,993,700       1,954,200
 Net shares assumed issued using treasury stock
   method for stock options outstanding during
   the period                                                   131,500         214,500
                                                             ----------      ----------
 Common and common equivalent shares                          2,125,200       2,168,700
                                                             ----------      ----------

 Net income per share                                        $       --      $      .13
                                                             ==========      ==========


                                                                   EXHIBIT 11

                             CAM DATA SYSTEMS, INC.

                       COMPUTATION OF NET INCOME PER SHARE
                                   (UNAUDITED)

PRIMARY NET INCOME PER SHARE

                                                                  NINE MONTHS ENDED
                                                             ---------------------------
                                                              JUNE 30           JUNE 30
                                                                1997              1996
                                                             ----------       ----------
 Net income applicable to common and common
   equivalent shares                                         $  148,500       $  615,600
                                                             ----------       ----------
 Average number of common shares outstanding
   during the period                                          1,988,600        1,941,500
 Net shares assumed issued using treasury stock
   method for stock options outstanding during
   the period                                                   154,500          193,300
                                                             ----------       ----------
 Common and common equivalent shares                          2,143,100        2,134,800
                                                             ----------       ----------

 Net income per share                                        $      .07       $      .29
                                                             ==========       ==========

FULLY DILUTED NET INCOME PER SHARE

                                                                  NINE MONTHS ENDED
                                                             ----------------------------
                                                              JUNE 30           JUNE 30
                                                                1997              1996
                                                             ----------        ----------
 Net income applicable to common and common
   equivalent shares                                         $  148,500        $  615,600
                                                             ----------        ----------
 Average number of common shares outstanding
   during the period                                          1,988,600         1,954,200
 Net shares assumed issued using treasury stock
   method for stock options outstanding during
   the period                                                   155,700           214,500
                                                             ----------        ----------
 Common and common equivalent shares                          2,144,300         2,168,700
                                                             ----------        ----------

 Net income per share                                        $      .07        $      .28
                                                             ==========        ==========